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                                                                  EXHIBIT 4.2

            NUMBER            Incorporated Under              SHARES
                      the Laws of the State of Delaware
                             on October 29, 1997

                                 FVC.COM, INC.
                           SERIES A PREFERRED STOCK


THIS CERTIFIES THAT              is the registered holder of
                          Shares of the Series A Preferred Stock of FVC.COM,
INC. transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon holders thereof as established by the Certificate of Incorporation, and the number of shares constituting each series and the designations thereof, may be obtained by any stockholder upon request and without charge at the principal office of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this ___ day of __________.


[SEAL] /s/ Lee F. Benton                   /s/ Ralph Ungermann
       ------------------------------      --------------------------------
       Lee F. Benton                       Ralph Ungermann
       Secretary                           Chairman of the Board


                                  SHARES

                                   EACH

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NOTICE: The signature to this assignment must strictly correspond with the name as written upon the face of the Certificate in every particular and without alteration or enlargement or any change whatever.

For value Received,__________hereby sell, assign and transfer unto
_________________________________________________________________________
___________________________________________________________________Shares of
the Preferred Stock of the within named Corporation, represented by the within Certificate and do hereby irrevocably constitute and appoint____________________________________________Attorney to transfer the said shares of said Preferred Stock on the books of the said Corporation, pursuant to the provisions of the By-Laws thereof, with full powers of substitution in the premises.

                                   Dated____________________A.D.   ________
                                        ___________________________________

In Presence of:

_____________________________________


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS (A) PURSUANT TO SEC RULE 144 OR (B) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR (C) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.